Exhibit 24
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. East, Jon A. Anderson, and David L. Van De Hey, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

Signature	Title	Date
/s/ John C. East	President and Chief Executive Officer (Principal	January 21, 2008
(John C. East)	Executive Officer) and Director

/s/ Jon A. Anderson	Vice President of Finance and Chief Financial Officer	January 21, 2008
(Jon A. Anderson)	(Principal Financial and Accounting Officer)

/s/ James R. Fiebiger	Director	January 21, 2008

(James R. Fiebiger)

/s/ Jacob S. Jacobsson	Director	January 21, 2008

(Jacob S. Jacobsson)

/s/ J. Daniel McCranie	Director	January 21, 2008

(J. Daniel McCranie)

/s/ Robert G. Spencer	Director	January 21, 2008

(Robert G. Spencer)